EX – 10.7

SENIOR DISCOUNT WARRANT AGREEMENT

Dated as of

December 12, 2003

between

DDI CORP.

and

Mellon Investor Services LLC

as the Warrant Agent

i

EXHIBIT A	-	Form of Warrant Certificate
EXHIBIT B	-	Form of Election to Purchase Warrant Certificates
EXHIBIT C	-	Form of Assignment
EXHIBIT D	-	Schedule of Fees

ANNEX A	-	Release Certificate

SENIOR DISCOUNT WARRANT AGREEMENT, dated as of December     , 2003 (this “Agreement”), between DDi Corp., a Delaware corporation (the “Company”); and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (in such capacity, the “Warrant Agent”).

W I T N E S S E T H :

WHEREAS, it is a condition to the effectiveness of the Debtors’ Modified First Amended Joint Plan of Reorganization, dated as of December     , 2003 (as may be further amended, the “Plan”) of the Company, DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated, and Dynamic Details, Incorporated, Silicon Valley, as confirmed by Order of the United States Bankruptcy Court for the Southern District of New York entered December 2, 2003 (the “Confirmation Order”) that the Company execute and deliver (i) this Senior Discount Warrant Agreement, (ii) the Senior Discount Warrant Escrow Agreement, dated the date hereof (the “Warrant Escrow Agreement”), between the Company and Mellon Investor Services LLC, as Warrant Escrow Agent (in such capacity, the “Warrant Escrow Agent”), and that the Company deposit with the Warrant Escrow Agent thereunder warrants (the “Warrants” or “SDN Warrants”) to purchase from the Company 762,876 shares of Common Stock of the Company representing 2.5% of the Common Stock of the Company on a Diluted Basis (as defined herein) on the Closing Date, (iii) the Registration Rights Agreement, dated the date hereof, (the “Registration Rights Agreement”), between the Company and the Holders, and (iv) deliver Warrants to the holders of Senior Discount Notes in proportion to their respective ownership;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1.

Defined Terms

SECTION 1.1. Definitions. All terms defined in the Plan shall have such defined meanings when used herein or in any Exhibit hereto unless otherwise defined herein or therein. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

“Change of Control”, with respect to the Company, shall be considered to occur if:

(a) any Person or group (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the Restatement Effective Date) is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company (provided that for the purposes of this clause, such Person shall be deemed to beneficially own any voting stock of a Person held by any other Person (the “parent entity”) if such person is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting power of the voting stock of such parent entity) or such Person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

(b) there is a sale of all or substantially all of the assets of the Company to another Person or the merger or consolidation of the Company with or into another Person or the merger of another person with or into the Company, or if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

(c) the Company is dissolved or liquidated.

“Closing Date” means the “Effective Date” as such term is defined in the Plan.

“Combination” means an event in which the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another Person, and shall include, without duplication, a Change of Control with respect to the Company.

“Common Stock” means the new common stock, $0.001 par value, of the Company together with any other equity securities that may be issued by the Company in substitution therefor.

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 12, 2003, among Dynamic Details, Incorporated, DDi Capital Corp. and the Lenders and the Administrative Agent from time to time parties thereto, as confirmed by the Confirmation Order.

“Expiration Date” means December 31, 2008.

“Holder” means the duly registered holder of a Warrant under the terms of this Warrant Agreement and the Warrant Escrow Agreement.

“Houlihan” means Houlihan Lokey Howard & Zukin Capital, financial advisors to the Company.

“Houlihan Note” means the promissory note issued on the Closing Date by the Company to Houlihan in the amount of $500,000, which, if not paid in full by March 31, 2004, shall be convertible into 200,945 shares of Common Stock, as adjusted in accordance with the terms thereof.

“Independent Valuation Firm” means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged. Such Independent Valuation Firm shall be selected by the Company and approved by the Majority in Interest.

“Majority in Interest” means such number of SDN Warrants exercisable to purchase an aggregate of at least 50% of the Warrant Shares.

“Management Incentive Plan” means the 2003 Management Equity Incentive Plan of the Company and its Subsidiaries.

“Management Options” means the Tranche A and Tranche B management options issued or issuable under the Management Incentive Plan of the Company and its Subsidiaries.

“Management Securities” means the 50% of the Tranche A1 Management Options, 50% of the Tranche A2 Management Options, 50% of the Tranche A3 Management Options and 1,250,000 shares of Common Stock reserved for issuance under the Management Incentive Plan.

“New Common Shareholders” means the former Convertible Subordinated Note Holders receiving new Common Stock of the Company on the Closing Date.

“New Senior Accreting Notes” means the new 16% Senior Accreting Notes due 2009 of the Company to be issued on the Closing Date.

“New Senior Accreting Note Holders” means the holders of the New Senior Accreting Notes.

“Officer” means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Registration Rights Agreement” means the New Common Stock Registration Rights Agreement, dated as of the date hereof, among the Company and the New Senior Accreting Note Holders.

“Release Certificate” means a certificate, substantially in the form attached hereto as Annex A, jointly executed and delivered by Holders of a Majority in Interest and an authorized representative of the Company to the Warrant Escrow Agent in order to obtain release from escrow of some or all of the Warrants under the procedures described herein in Sections 4.2 or 4.3, as applicable.

“Release Date” means the first Business Day following December 12, 2005, the date which is two years after the Closing Date.

“SEC” means the Securities and Exchange Commission (or any successor thereto).

“SDN Indebtedness” means all principal, interest and expenses payable pursuant to the New Senior Accreting Notes.

“Secured Lender Warrants” means the warrants of the Company issued on the Closing Date to the Secured Lenders.

“Secured Lenders” means the lenders party to the Credit Agreement and restructuring and exchanging Commitments pursuant to the Credit Agreement on the Closing Date and the permitted assignees and transferees of their rights hereunder and under the Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Voting Stock” of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Warrant Certificates” means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

“Warrant Shares” means the shares of Common Stock of the Company to be issued and received, or issued and received, as the case may be, upon exercise of the Warrants.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Agreement”	Preamble
“Cashless Exercise”	3.4
“Certificate Register”	2.3
“Company”	Preamble
“Confirmation Order”	Recitals
“Current Market Value”	5.8
“Deadlock Period”	4.4
“Diluted Basis”	2.1(b)
“Exercise Date”	3.5
“Exercise Price”	3.1
“Fair Value”	5.2
“Plan”	Recitals
“Purchased Shares”	5.6
“Registrar”	3.7
“Registration Rights Agreement”	Recitals
“Retirement Release”	4.3
“SDN Warrants”	Recitals
“Successor Company”	5.4(a)
“Time of Determination”	5.8
“Transfer Agent”	3.5
“Warrant Agent”	Preamble
“Warrant Escrow Agent”	Recitals
“Warrant Escrow Agreement”	Recitals
“Warrants”	Recitals

SECTION 1.3. Rules of Construction. Unless the text otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural and words in the plural include the singular.

ARTICLE 2.

Warrant Certificates

SECTION 2.1. Issuance and Dating; Terms of Warrants. (a) The Warrants shall be initially issued on the Closing Date (the Company shall promptly notify the Warrant Agent of such date and until then, the Warrant Agent shall not be deemed to have knowledge of such date) and shall be deposited with the Warrant Escrow Agent pursuant to the terms of the Warrant Escrow Agreement. The Warrant Certificates will be issued in registered form as definitive Warrant Certificates, substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and does not affect the rights, immunities, duties or liabilities of the Warrant Agent) and shall bear the legend required by Section 2.5. Each Warrant shall be dated the date of its countersignature. The terms of the Warrants set forth in Exhibit A are part of the terms of this Agreement.

(b) Each Warrant shall, when the Warrant Certificate or Certificates therefor are countersigned by the Warrant Agent, entitle the Holder(s) thereof, subject to and upon compliance with the provisions of this Agreement, to purchase one (1) share of Common Stock, which number of shares of Common Stock, in the aggregate for all Warrants, shall be equal to 762,876, which is equal to two and one half percent (2.5%) of the sum of (i) the number of shares of Common Stock outstanding as of the close of business on the Closing Date and (ii) without duplication, the number of additional shares of Common Stock not then outstanding, which are issuable upon exercise of the Secured Lender Warrants, the Warrants and the Management Securities (“Diluted Basis”). The number of Warrant Shares issuable upon exercise of a Warrant shall be subject to adjustment from time to time as set forth in Article 5 hereof.

SECTION 2.2. Execution and Countersignature. (a) With respect to the Warrants to be issued on the Closing Date (the Company shall promptly notify the Warrant Agent of such date and until then, the Warrant Agent shall not be deemed to have knowledge of such date), one or more Warrant Certificates as specified by the Warrant Agent representing the Warrants shall be executed in blank on behalf of the Company by manual or facsimile signature by one Officer and attested by its Secretary or an Assistant Secretary under its corporate seal which may be impressed, affixed, imprinted or reproduced on such Warrant Certificates or may be in facsimile form. The Warrant Agent is hereby instructed and authorized to countersign such Warrant Certificate(s) by manual or facsimile signature, and such Warrant Certificate(s) shall be delivered in accordance with Section 2.1 hereof.

(b) With respect to all other Warrants, the Warrant Certificates therefor shall be executed on behalf of the Company by one Officer and attested by its Secretary or an Assistant Secretary under its corporate seal. Such signature may be manual or facsimile signature. The Company’s seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificates and may be in facsimile form. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant

Certificate, the Warrant Certificate shall be valid nevertheless. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

(c) Upon written order from the Warrant Agent, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent is hereby instructed and authorized to countersign and deliver to the Warrant Escrow Agent, Warrant Certificates registered in the name or names and for such number of Warrants as shall be specified by the Warrant Agent in such order in exchange for Warrant Certificate(s) then held by the Warrant Escrow Agent for a like number of Warrants. To the extent the Warrant Certificate(s) delivered by the Warrant Escrow Agent to the Warrant Agent represent a greater number of Warrants than specified in the order from the Warrant Agent, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent is hereby instructed and authorized to countersign and deliver to the Warrant Escrow Agent, Warrant Certificates in blank for such excess number of Warrants to be held in escrow by the Warrant Escrow Agent pursuant to the Warrant Escrow Agreement.

(d) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificate. Unless limited by the terms of such appointment, such agent may countersign the Warrant Certificate whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

SECTION 2.3. Certificate Register. The Warrant Agent shall keep at its office designed for such purpose a register (“Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

SECTION 2.4. Transfer and Exchange. (a) When Warrants are presented to the Warrant Agent with a written request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if it is instructed by the Company to do so in writing and its reasonable requirements for such transaction are met, including for instance delivery of an Assignment in the form of Exhibit C hereto.

(b) (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby instructed and authorized to countersign Warrant Certificates as required pursuant to the provisions of this Section 2.4.

(ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder of applicable taxes and governmental charges which are due and payable unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

(c) Prior to the Release Date, no Holder may sell or transfer Warrants except to a Person who is (i) an Affiliate of such Holder or (ii) is, or will become concurrently with such transfer, a transferee of such Holder’s Senior Accreting Note.

SECTION 2.5. Legends. Each Warrant Certificate evidencing the Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form:

“THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ISSUED PURSUANT TO THE JOINT PLAN OF REORGANIZATION (THE “PLAN”) OF DDI CAPITAL CORP. AND DDI CORP. (THE “DEBTORS”) IN THE CASE OF THE DEBTORS FILED IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “BANKRUPTCY COURT”), CASE NO. 03-15261 (SMB) (JOINTLY ADMINISTERED). THE PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT AND THIS WARRANT AND ANY WARRANT SHARE ISSUABLE UPON EXERCISE HEREOF AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(A) OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED, AS SET FORTH IN TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§101 ET SEQ.”

“NO WARRANTS AND NO WARRANT SHARES HELD BY AN UNDERWRITER OR AN AFFILIATE OF THE DEBTORS MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR STATE SECURITIES

LAWS. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF WARRANTS AND WARRANT SHARES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.”

SECTION 2.6. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent is hereby instructed and authorized to countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

SECTION 2.7. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent is hereby instructed and authorized to countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and upon receipt of written instruction from the Company, the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

SECTION 2.8. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates in respect thereof shall thereupon be delivered to the Warrant Agent for cancellation.

(b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants that the Company has purchased or otherwise acquired.

ARTICLE 3.

Exercise Terms

SECTION 3.1. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for a per share exercise price of $0.001 (as the same may be adjusted pursuant to Article 5, the “Exercise Price”).

SECTION 3.2. Exercise Periods. (a) Subject to the terms and conditions set forth herein, each Warrant shall be exercisable at any time or from time to time on or after the Release Date; provided, however, that Warrants that are held in escrow pursuant to the terms of the Warrant Escrow Agreement are not eligible for exercise unless and until they are released from escrow pursuant to the terms of the Warrant Escrow Agreement and this Agreement.

(b) No Warrant shall be exercisable after the Expiration Date.

SECTION 3.3. Expiration. A Warrant shall terminate and become void as of the earlier of (a) the close of business on the Expiration Date and (b) the time and date such Warrant is exercised. The Company shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders (and written notice thereof to the Warrant Agent) of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date. The Warrants shall terminate and become void after the Expiration Date, notwithstanding the Company’s failure to give such notice.

SECTION 3.4. Manner of Exercise. Warrants may be exercised upon (a) surrender to the Warrant Agent at its office designed for such purpose of the Warrant Certificates, together with the form of election to purchase Common Stock on the reverse thereof and substantially in the form attached hereto as Exhibit B duly filled in and signed by the Holder thereof and (b) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by the surrender of a Warrant or Warrants (represented by one or more relevant Warrant Certificates) without the payment of the Exercise Price in cash (such surrender being evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with such a Cashless Exercise) in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise”. All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part, and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent is hereby instructed and authorized to countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent’s request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. The Warrant Agent shall have no duty (i) to determine or calculate the Exercise Price, (ii) to confirm or verify the accuracy or correctness of the Exercise Price. The Warrant Agent’s sole duty under this paragraph is to accept the certificates evidencing the Warrants and to take possession for the benefit of the Company of the Exercise Price delivered to it by a Warrant Holder.

SECTION 3.5. Issuance of Warrant Shares. Subject to Section 2.5, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.4, the Company promptly (and in no event later than three Business Days after the Exercise Date (as defined below)) shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock (“Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date (the “Exercise Date”) of the surrender of such Warrant Certificates and the payment of the per share Exercise Price.

SECTION 3.6. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall, within five (5) Business Days after the Exercise Date, pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised multiplied by such fraction and computed to the nearest whole cent.

SECTION 3.7. Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issue upon exercise of the Warrants such number of authorized but unissued shares of Common Stock as will be sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the “Registrar”) shall, at all times until the Expiration Date or the time at which all Warrants have been exercised or cancelled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

SECTION 3.8. Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any Governmental Authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such Governmental Authority or listed on the relevant national securities exchange; provided that the Company shall not have any obligation to register the Warrant Shares under the Securities Act except pursuant to the Registration Rights Agreement.

ARTICLE 4.

Release of Warrants from Escrow

SECTION 4.1. Terms of Release. The Warrants created under the terms of this Agreement shall be released from escrow under the Warrant Escrow Agreement in whole or in part only pursuant to the procedures described below in Sections 4.2, 4.3 and 4.4.

SECTION 4.2. Release to Holders. As of the Release Date, unless the Warrants were previously released pursuant to the conditions of Section 4.3, Holders of a Majority in Interest and an authorized representative of the Company shall present to the Warrant Agent a Release Certificate (and simultaneously deliver a copy thereof to each Holder), substantially in the form attached as Annex A-I hereto, setting forth the total number of Warrants to be delivered to each Holder entitled to receive Warrants from escrow, and the Warrants shall be released from escrow and delivered to the Holders in accordance with their respective proportionate record ownership,.

SECTION 4.3. Release to the Company. In the event that on or prior to the Release Date, the Company has repaid in full or otherwise satisfied in full the SDN Indebtedness, Holders of a Majority in Interest and an authorized representative of the Company shall jointly execute and deliver to the Warrant Agent a Release Certificate (and simultaneously deliver a copy thereof to each Holder), substantially in the form attached as Annex A-II hereto, and the Warrants shall be released from escrow and delivered to the Company.

SECTION 4.4. Deadlock. In the event that the Holders of a Majority in Interest and the Company fail to agree on whether the Company has repaid in full or otherwise satisfied in full the SDN Indebtedness pursuant to Section 4.3, the Holders of a Majority in Interest and the Company shall use their best efforts to resolve such deadlock promptly but in any event no later than 7 days after the Release Date (the “Deadlock Period”). In the event that the Holders of a Majority in Interest and the Company are able to resolve such deadlock during the Deadlock Period, the Company shall have up to 3 Business Days from the time such deadlock is resolved to make any additional payments to satisfy in full the SDN Indebtedness in order to prevent the release of the Warrants from escrow pursuant to Section 4.2 above. However, if the Company and the Holders of a Majority in Interest fail to resolve such deadlock during the Deadlock Period, good faith calculation of the Holders of a Majority in Interest with respect to whether the SDN Indebtedness has been paid off in full shall be determinative, and both the Holders of a Majority in Interest and the Company shall jointly execute and deliver an appropriate Release Certificate to the Warrant Agent; provided, however, that (i) the Company shall have the option to repay any SDN Indebtedness within three (3) Business Days after the Deadlock Period and (ii) if the Company exercises its option to make any such repayment and it is subsequently determined that there was a calculation error on the part of the Holders of a Majority in Interest relating to the Company has repaid in full or otherwise satisfied in full the SDN Indebtedness which resulted in payment by the Company of an amount in excess of the SDN Indebtedness, the Holders shall be obligated to promptly return the amount of such overpayment to the Company.

SECTION 4.5. Release Procedures. Upon receipt by the Warrant Agent of a properly completed Release Certificate described in Sections 4.2 or 4.3, as the case may be, the Warrant Agent will present such Certificate to the Warrant Escrow Agent as contemplated by Section 2 of the Warrant Escrow Agreement.

ARTICLE 5.

Antidilution Provisions

SECTION 5.1. Changes in Common Stock. In the event that at any time or from time to time after the Closing Date, the Company shall (a) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 5.5 is applicable), then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise thereof that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Notwithstanding escrow of the Warrants, the provisions of this Article 5 shall apply at all times commencing on the Closing Date until and including the Expiration Date.

SECTION 5.2. Cash Dividends and Other Distributions. In the event that at any time or from time to time after the Closing Date the Company shall distribute to holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (a) and (b), (i) any dividend or distribution described in Section 5.1 or (ii) any rights, options, warrants or securities described in Section 5.3), then the Company shall make the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). If the Company makes such distribution to the Holders of Warrants at a time such Warrants are not currently exercisable, such distributions shall be held in escrow until on or after the Release Date. In the event that the Company makes a good faith determination that it is impractical to distribute such distribution to Holders of Warrants, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the “Fair Value”) (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a certified copy of which will be sent to Holders) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights. Such adjustments shall be made whenever any distribution described in the preceding sentence is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment made pursuant to this Section 5.2 shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price; provided however, that such adjustment may have the effect of decreasing the Exercise Price.

SECTION 5.3. Rights Issue. In the event that at any time or from time to time after the Closing Date the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, any options or warrants for the purchase of, or any securities convertible into or exchangeable for Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into or exchangeable for Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower on the record date for such issuance than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the date of issuance of such rights, options, warrants or securities by a fraction, (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus (ii) the number of additional shares of Common Stock offered for subscription or purchase or issuable upon exercise of such options or warrants or into or for which such securities are convertible or exchangeable, and (b) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received through issuance of such rights, warrants, options, or convertible securities. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. Notwithstanding any other provision of this Section 5.3, the number of shares of Common Stock purchasable upon exercise of any Warrant shall not be adjusted pursuant to this Section 5.3 in connection with the issuance or sale of rights, options, warrants or convertible or exchangeable securities described in clause (a) of Section 5.4.

If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible into or exchangeable for Common Stock subject to this Section 5.3, the consideration allocated to each such security shall be determined in good faith by the Board, whose determination shall be evidenced by a Board resolution filed with the Warrant Agent, a certified copy of which shall be delivered to each Holder.

SECTION 5.4. Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the Closing Date (A) the Company shall issue or sell (x) any additional shares of Common Stock for consideration (or Convertible Securities convertible into or exercisable to purchase for aggregate consideration, including the consideration for issuance of the Convertible Securities) in an amount per additional share of Common Stock less than the Current Market Value, (y) any additional shares of Common Stock for consideration (or Convertible Securities convertible into or exercisable to purchase for aggregate consideration, including the consideration for issuance of the Convertible Securities) in an amount per additional share of Common Stock at or above the Current Market Value in case of issuances of equity permitted by Section 2.9(g) of the Credit Agreement, or (z) without limiting the foregoing as set forth in clauses (x) and (y), any Management Options not included in the Management Securities, or (B) without limiting the foregoing as set forth in clauses (A)(x) and (y), the Houlihan Note shall become convertible into Common Stock or Convertible Securities, as the case may be, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such issue or sale by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, assuming conversion or exercise of any Convertible Securities (as adjusted from time to time for increases due to accruals of interest or other adjustments (other than anti-dilution adjustments which separately result in similar adjustments pursuant to this Article 5) pursuant to the terms of such Convertible Securities), including without limitation the Houlihan Note, and (b) the denominator of which shall be (I), in the case of an issuance as set forth in clauses (A)(x), (A)(z) or (B) above the number of shares of Common Stock outstanding immediately prior to such issue or sale and (II), in the case of an issuance as set forth in clause (A)(y) above, the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received from the issuance or sale of the additional shares of Common Stock. For the purposes of this Section 5.4, the date as of which the Current Market Value per share of Common Stock shall be computed shall be the earlier of (x) the date immediately prior to the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (y) the date immediately prior to the date of actual issuance of such additional shares of Common Stock. In the event that the Company enters into a contract to acquire another Person in which transaction Common Stock is to be issued in exchange for such Person’s securities based upon a floating exchange ratio, then the Common Stock to be so issued shall be deemed to have been issued on the date immediately before the date such contract was entered into and the consideration to be received therefor shall be deemed to be the value for such Common Stock derived from such ratio on such date. Notwithstanding any other provision of this Section 5.4, the number of shares of Common Stock purchasable upon exercise of any Warrant shall not be adjusted pursuant to this Section 5.4 as a result of the issuance or series of issuances or sale of Common Stock in connection with (a) a transaction to which Section 5.1, 5.2 or 5.3 is applicable; (b) the exercise of the Warrants or the Secured Lender Warrants; (c) the exercise of the Management Options; and (d) the conversion of the Houlihan Note.

SECTION 5.5. Combination; Liquidation. (a) Except as provided in Section 5.5(b) and unless the escrowed Warrants have already been released from the escrow and returned to the Company for cancellation pursuant to Section 4.2(c)(ii) or 4.3(b) at the time of the consummation of any Combination, in the event of any Combination, upon consummation of any Combination, the escrowed Warrants of the Holders shall be released from the escrow, and the Holders shall receive new warrants in exchange for their escrowed Warrants and the new warrants shall be immediately exercisable for such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrants been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will enter into an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 5.5(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. The provisions of this Section 5.5(a) shall similarly apply to successive Combinations involving any Successor Company.

(c) In the event of (i) a Combination where consideration to holders of Common Stock in exchange for their shares is payable partly or solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price; provided that if the consideration to holders of Common Stock in connection with a Combination is payable only partly in cash, with respect to the cash portion of the consideration, the Holders of the Warrants will receive cash distributions on a pro rata basis, and with respect to the non-cash portion of the consideration, the Holders of the Warrants shall receive new warrants as provided in Section 5.5(a).

(d) In case of any Combination described in this Section 5.5(c), the surviving or acquiring Person, and in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make prompt payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

SECTION 5.6. Tender Offers; Exchange Offers. In the event that the Company or any subsidiary or Affiliate of the Company (excluding DDi Europe Limited and its wholly owned (direct and indirect) subsidiaries) shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such purchase by a fraction the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the expiration time of such tender offer or exchange offer (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less the Purchased Shares) at the expiration time of such tender offer or exchange offer and the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires and the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the expiration time of such tender offer or exchange offer multiplied by the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires, such increase to become effective immediately prior to the opening of business on the day immediately following the day on which such tender offer or exchange offer expires.

SECTION 5.7. Other Events. If any event occurs as to which the foregoing provisions of this Article 5 are not strictly applicable, including but not limited to any other distribution, offer or similar dilutive event, or, if strictly applicable, would not in the good faith judgment of the Board fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of shares of Common Stock subject to purchase upon exercise of the Warrants.

SECTION 5.8. Current Market Value. For the purpose of any computation of Current Market Value under this Section 5 and Section 3.6, the “Current Market Value” per share of Common Stock at any date shall be (a) for purposes of Section 3.6, the closing price on the Business Day immediately prior to the date of the exercise of the applicable Warrant pursuant to Section 3 and (b) in all other cases, the weighted average of the daily closing prices for the five (5) consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below); provided, however, that for purposes of the issuance of any Management Options, Current Market Value shall mean Fair Market Value as defined in the Management Incentive Plan. The term “Time of Determination” as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Value is to be computed, (B) the date of the first public announcement of the issuance, sale, distribution or granting in question and (C) the last full trading day on such exchange or market before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by this Section 5.8. The closing price for any day shall be the last reported sale price regular way, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq National Market or Nasdaq Small Cap Market or any comparable system. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 5.8, the Current Market Value per share shall be the fair market value thereof determined in good faith by the Board, provided that any determination of fair market value of such shares or other assets under this Agreement shall be subject to the reasonable approval of the Majority in Interest, and provided, further that any dispute with regard to any such determination of fair market value shall be resolved by an Independent Valuation Firm. The Company shall pay the fees and expenses of any Independent Valuation Firm involved in the determination of fair market value.

SECTION 5.9. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 5, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 5.1 or 5.5) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

SECTION 5.10. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 5.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 5 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 5, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

SECTION 5.11. Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities, property, warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein, and the Warrant Agent shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such written certificate. The Company shall promptly mail a copy of such certificate to each Holder in accordance with Section 8.5. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made or the method employed in making such adjustment or the validity or value of any shares of Common Stock.

SECTION 5.12. No Adjustment Under Certain Circumstances. Notwithstanding anything herein to the contrary, the Exercise Price or the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall not be adjusted in connection with (i) any issuance on the Closing Date of any shares of Common Stock, the Warrants or the Secured Lender Warrants, (ii) any issuance after the Closing Date of any Management Securities or (iii) any adjustment to the exercise price of the Secured Lender Warrants or Management Options or the number of shares of Common Stock thereafter purchasable upon the exercise of each Secured Lender Warrant or Management Option if such adjustment is the result of the issuance of any shares of Common Stock, any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock or any rights or options for which an adjustment is provided pursuant to Article 5 of this Agreement.

SECTION 5.13. Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (b) to offer the holders of its Common Stock rights to subscribe for or to purchase shares of Common Stock, any securities convertible into shares of Common Stock, or shares of stock of any class or any other securities, rights or options; (c) to effect any reclassification of its Common Stock, capital reorganization or Combination; or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 5.6, the Company shall within five (5) Business Days of the effectiveness of any such event send to the Warrant Agent and the Warrant Agent shall within two Business Days thereafter send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action (including any action contemplated by clause (a) of Section 5.4), at least thirty (30) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

SECTION 5.14. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 5, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

SECTION 5.15. Adjustment of Per Share Warrant Price. Upon each adjustment of the aggregate number of Warrant Shares issuable upon exercise of this Warrant under the provisions of this Section 5, the warrant price as measured per share (the “Per Share Warrant Price”) shall be adjusted by multiplying the Per Share Warrant Price in effect immediately prior to such adjustment by a fraction the numerator of which is the aggregate number of Warrant Shares for which this Warrant may be exercised immediately prior to such adjustment and the denominator of which is the aggregate number of Warrant Shares for which this Warrant may be exercised immediately after such adjustment. The Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price.

ARTICLE 6.

Rights of Holders

SECTION 6.1. Registration Rights. The Holders of the Warrants and Warrant Shares shall be entitled to the registration rights set forth in the Registration Rights Agreement.

SECTION 6.2. No Voting Rights; Limitations of Liability. The Warrants shall not entitle any Holder thereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise thereof or as a stockholder of the Company.

SECTION 6.3. Convertible Securities. The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the Current Market Value or other value of the Company’s securities or any other market-based or contingent standard (or such other value so long as the applicable conversion price, conversion rate or exercise price (or similar provision which might have a similar effect) is not less than 80% of the Current Market Value at the time of the issuance of such Convertible Securities) or

(b) any preferred stock, debt instruments, or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest, or similar payments other than dividends, interest or similar payments (but not including as interest or dividends the amortization as original issue discount or otherwise of a Convertible Security or similar security issued concurrently with or together with such debt or other investment interest if such Convertible Security or similar security triggers an adjustment pursuant to Article 5 above) computed on an annual basis and not in excess, directly or indirectly, of a rate equal to the greater of (A) twice the interest rate on 10-year U.S. Treasury Notes and (B) 20% of the initial purchase price of such securities.

ARTICLE 7.

Warrant Agent

SECTION 7.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 7.2. Rights and Duties of Warrant Agent. (a) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) The Warrant Agent may consult with counsel (who may be legal counsel for the Company) satisfactory to it, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion of such counsel.

(c) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties; and such Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document shall be full authorization and protection to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

(d) The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be liable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant

Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no liability, duty or responsibility in case of any default by the Company in the performance of its covenants, conditions or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall have no liability, duty or responsibility for the making of any adjustment in the Exercise Price, or number of shares issuable upon exercise of the Warrant Certificates or responsibility for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities are or will be validly authorized and issued and fully paid and nonassessable.

(e) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 5, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 5, or to comply with any of the covenants of the Company contained in Article 5.

(f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Officers, and to apply to such Officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such Officer.

(g) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be liable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct (except as finally determined by a court of competent jurisdiction), except by reason of acts constituting bad faith, gross negligence or willful misconduct in the selection and continued employment thereof.

(h) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(i) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same.

(j) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(k) The provisions of this Section 7.2 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

SECTION 7.3. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 7.4. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates, and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

SECTION 7.5. Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent compensation in accordance with the fee schedule attached hereto as Exhibit D for its engagement and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel incurred in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement. The Company shall indemnify the Warrant Agent against any and all losses, liabilities or expenses (including judgments, damages, fines, penalties, claims, demands, settlements, costs and agents’ and attorneys’ fees and expenses) incurred for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity.

The Company’s obligations pursuant to this Section 7.5 shall survive the termination of this Agreement. The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company unless it is determined by a final order, judgment, decree or ruling of a court of competent jurisdiction that the Warrant Agent is not entitled to indemnification due to its own gross negligence, bad faith, or willful misconduct. In no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the possibility of such loss or damage. Any liability of the Warrant Agent under this Agreement to the Company will be limited to the amount of fees paid by the Company to the Warrant Agent.

SECTION 7.6. Successor Warrant Agent. (a) The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

(b) The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be sooner than 30 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be sooner than 30 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 7.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a Person authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c) In case at any time the Warrant Agent shall resign, shall be removed, shall become incapable of acting, shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs; or shall make an assignment for the benefit of creditors; or shall admit in writing its inability to pay its debts generally as they become due; or shall take corporate action in furtherance of any such action; or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs; or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

(e) Any Person into which the Warrant Agent hereunder may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 8.

Miscellaneous

SECTION 8.1. Reports. As soon as any Warrant becomes outstanding, the Company shall provide the Warrant Agent and each Holder with such financial statements and reports as are distributed to holders of Common Stock generally.

SECTION 8.2. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under or by reason of this Agreement or any part hereof, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders and their successors and permitted assigns.

SECTION 8.3. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity or curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders or the rights, immunities, duties or liability of the Warrant Agent. Any amendment or supplement to this Agreement (including any Exhibit or Annex hereto) that has or would have an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the outstanding Warrants or, if no Warrants are outstanding, the Majority in Interest. The consent of each Holder affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased, (ii) the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein), or (iii) restrictions on transfer of the Warrants or

Warrant Shares would be imposed. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, the Warrant Agent shall have no obligation to, and shall incur no liability in failing to, join in and execute any such supplemental agreement or amendment if the rights, duties, liabilities or obligations of the Warrant Agent will be materially affected in any manner thereby.

SECTION 8.4. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:	DDi Corp.
1220 North Simon Circle
Anaheim, CA 92806
Attention: Timothy J. Donnelly

with a copy to:	Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, CA 90017
Attention : Eva H. Davis

if to the Warrant Agent:

Mellon Investor Services LLC
400 S. Hope Street, 4th Floor
Los Angeles, CA 90071
Attention: Relationship Manager

with a copy to:	Mellon Investor Services LLC
85 Challenger Road
Ridgefield Park, New Jersey 07660
Attention: General Counsel

if to the New Senior Accreting Note Holders:

the address included in the records of the Warrant Agent

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue, 14th Floor
New York, NY 10022
Attention: Jeffrey L. Schwartz

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 8.5. Business Days.

In any case where the Release Date or any date on which a Holder has a right to exercise Warrants shall not be a Business Day, then (notwithstanding any other provision of this Agreement) such action may be made or taken on the next succeeding Business Day with the same force and effect as if made or taken on the Release Date or such last day for exercise, respectively.

SECTION 8.6. Governing Law. This Agreement and the Warrant Certificates shall be governed by, construed and interpreted in accordance with the laws of the State of New York.

SECTION 8.7. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

SECTION 8.8. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 8.9. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 8.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision or part thereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 8.11. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter herein and supersedes all prior oral or written agreements in regard thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DDI CORP.

By:	/s/ Timothy Donnelly
Name: Timothy Donnelly
Title: Vice President

MELLON INVESTOR SERVICES LLC
as Warrant Agent

By:	/s/ Martha Mijango
Name: Martha Mijango
Title: Assistant Vice President

EXHIBIT A

TO SENIOR DISCOUNT WARRANT

AGREEMENT

[FORM OF FACE OF WARRANT CERTIFICATE]

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ISSUED PURSUANT TO THE JOINT PLAN OF REORGANIZATION (THE “PLAN”) OF DDI CAPITAL CORP. AND DDI CORP. (THE “DEBTORS”) IN THE CASE OF THE DEBTORS FILED IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “BANKRUPTCY COURT”), CASE NO. 03-15261 (SMB) (JOINTLY ADMINISTERED). THE PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT AND THIS WARRANT AND ANY WARRANT SHARE ISSUABLE UPON EXERCISE HEREOF AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(A) OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED, AS SET FORTH IN TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§101 ET SEQ.

NO WARRANTS AND NO WARRANT SHARES HELD BY AN UNDERWRITER OR AN AFFILIATE OF THE DEBTORS MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR STATE SECURITIES LAWS. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF WARRANTS AND WARRANT SHARES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

No.	Certificate for Warrants

WARRANTS TO PURCHASE COMMON STOCK OF

DDI CORP.

THIS CERTIFIES THAT          or its registered assigns is/are the registered holder(s) of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from DDi Corp., a California corporation (the “Company”), one share of Common Stock, $0.001 par value, of the Company (the “Common Stock”) at the per share exercise price of $0.001 (the “Exercise Price”) or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on December 31, 2008 (the “Expiration Date”), or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Senior Discount Warrant Agreement dated as of December     , 2003 (the “Warrant Agreement”), between the Company and Mellon Investor Services LLC (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at Mellon Investor Services LLC, 400 S. Hope Street, 4th Floor, Los Angeles, CA 90071, Attention: Relationship Manager. Acceptance of this Warrant Certificate constitutes agreement to the terms and provisions of the Warrant Escrow Agreement and Registration Rights Agreement.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time from and after they have been released from escrow under the terms of the Warrant Agreement; provided, however, that no Warrant shall be exercisable after the Expiration Date.

Unless the escrowed Warrants have already been released from the escrow and returned to the Company for cancellation pursuant to Section 4.2(c)(ii) or 4.3(b) of the Warrant Agreement at the time of the consummation of any Combination, in the event the Company enters into a Combination involving an exchange of securities and/or property, upon consummation of the Combination, the escrowed Warrants of the Holder hereof will be released from the escrow, and such Holder will receive new warrants of the Successor Company in exchange for its released Warrants with substantially similar terms to the Warrants, and such new warrants will be immediately exercisable for such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrants been exercised immediately prior to such event. In the event the Company enters into a Combination where the consideration to holders of Common Stock in exchange for their shares is payable partly or solely in cash, upon consummation of the

Combination (a) with respect to the cash portion of the consideration, the Holder hereof will be entitled to receive cash distributions on an equal (but pro rata) basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price and (b) with respect to the non-cash portion of the consideration, the Holder hereof will receive a pro rata amount of new warrants of the Successor Company in exchange for such pro rata portion of its Warrants, which will be released from the escrow account as a result of such Combination, with substantially similar terms to the Warrants, and such new warrants will be immediately exercisable for a pro rata portion of such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrants been exercised immediately prior to such event. In the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DDI CORP.

By
[SEAL]

Attest:
Secretary

DATED:

Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent,

By
Authorized Signatory

EXHIBIT B

TO

SENIOR DISCOUNT WARRANT AGREEMENT

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise              Warrants at an exercise price per Warrant (subject to adjustment) of $.01 to acquire an equal number of shares of Common Stock of DDi Corp. on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Warrant Agent, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:             ,

(Signature of Owner)*

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Securities and/or check to be issued to:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

EXHIBIT C

TO

SENIOR DISCOUNT WARRANT AGREEMENT

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto                          the right represented by the within Warrant to purchase              of Common Stock of DDi Corp. to which the within Warrant relates, and appoints                          Attorney to transfer such right on the books of DDi Corp. with full power of substitution in the premises.

Alternative 1: The undersigned is not currently an affiliate of the Company or an underwriter engaged in the distribution of such Warrant as those terms are defined in the rules of the Securities and Exchange Commission.

Or

Alternative 2: If the undersigned is an affiliate or an underwriter, (a) the undersigned has sold the securities represented by the within Warrant pursuant to a registration statement filed and made effective in accordance with the Securities Act and in a manner described under the caption “Plan of Distribution” in the prospectus included in such registration statement and that such sale complies with all applicable securities laws applicable to the undersigned, including without limitation, the prospectus delivery requirements, or (b), only in the case of an affiliate, has transferred such securities pursuant to an exemption from registration under the Securities Act and provided reasonable evidence of such exemption.

The Warrant being transferred hereby is one of the Warrants issued by DDi Corp. as of December     , 2003 to purchase an aggregate of              shares of Common Stock.

Date:             ,

(Signature of Owner)*

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

EXHIBIT D

TO

SENIOR DISCOUNT WARRANT AGREEMENT

MELLON INVESTOR SERVICES LLC

Schedule of Fees

As Warrant Agent for

Secured Lender Warrants &

Senior Discount Warrants

Set-Up Fee	Included

Annual Administration Fee for combined warrant issues	$2,500.00

Examining & Transferring Warrants (per warrant certificate)	$75.00

Exercise of Warrants, each	$100.00

Special Services

* Programming fees	$250 per hour
* Internal Attorney Review of Agreement (if there are any variations on the standard language)	$1,000.00
*Changes to shareholder file including transfer journal updates	$50.00/account
* Additional Special Services	By Appraisal
* Media & Drafting Services	$175 per hour

(1)	Out of Pocket Expenses
Additional

Including Postage, Printing, Stationery,

Overtime, Transportation, Microfilming, Imprinting, etc.

ANNEX A TO

SENIOR DISCOUNT WARRANT AGREEMENT

Release Certificate

I. [Use the following paragraph in the event of release pursuant to Section 4.2 of the Senior Discount Warrant Agreement:]

The undersigned hereby certifies that as of the Release Date, each Holder listed on the attached Schedule I was the holder of the number of SDN Warrants set forth beside such Holder’s name.

Upon receipt of this duly completed Release Certificate, the Warrant Escrow Agent is hereby instructed to release to each Holder the number of SDN Warrants set forth beside such Holder’s name on the attached Schedule I, as provided under Section 4.2 of the Senior Discount Warrant Agreement between DDi Corp. and Mellon Investor Services LLC, dated as of December         , 2003.

DDi Corp.
Date:
Authorized Representative

CONSENTED TO AND AGREED BY:

[Holders of SDN Warrants]
By:

[Attach Schedule I, which shall include a complete list of Holder names, the percentage and the corresponding total number of SDN Warrants to be released from escrow, and the percentage of the total number of SDN Warrants to be released to each Holder.]

II. [Use the following paragraph in the event of release pursuant to Section 4.3 of the Senior Discount Warrant Agreement:]

As the authorized representative of DDI Corp., I hereby certify in consideration of the terms and conditions of the Senior Discount Warrant Agreement between DDi Corp. and Mellon Investor Services LLC, dated as of December         , 2003, that the Company has repaid any and all of its SDN Indebtedness to the New Senior Accreting Note Holders via cash payment.

The undersigned therefore requests that Mellon Investor Services LLC, as Warrant Escrow Agent, release one hundred percent (100%) of the unearned SDN Warrants for the Common Stock of DDi Corp. in escrow as of the date hereof and deliver such SDN Warrants to DDi Corp. for cancellation in accordance with Section 4.3 of such agreement.

DDI CORP.

Date:	By:

CONSENTED TO AND AGREED BY:

[Holder of SDN Warrants]

By:

[Holder of SDN Warrants]

By: